Exhibit 14



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectus for Federated Kaufmann Fund, dated December 31, 2005, which is included in the Prospectus/Proxy Statement in the Registration Statement of Federated Equity Funds on Form N-14.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, Class C and Class K Shares' Statement of Additional Information for Federated Kaufmann Fund, dated December 31, 2005, which is incorporated by reference in the Prospectus/Proxy Statement in the Registration Statement of Federated Equity Funds on Form N-14.

We also consent to the reference to our firm under the caption "Financial Highlights- Federated Kaufmann Fund- Class A Shares" in the Prospectus/Proxy Statement of Federated Equity Funds and to the incorporation by reference of our report, dated December 12, 2005, on Federated Kaufmann Fund (a portfolio of Federated Equity Funds) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2005, in this Registration Statement of Federated Equity Funds on Form N-14.


                                          /s/ ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP


Boston, Massachusetts
January 13, 2006